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                                                                   EXHIBIT 10.31


                                   AMENDMENT
                                    TO THE
                          STOCK SUBSCRIPTION WARRANT

     This Amendment dated November 19, 1999 between Net2Phone Inc. (the "Corporation") and America Online, Inc. ("AOL"), is intended to and does amend certain sections of the Stock Subscription Warrant between the Corporation and AOL, dated July 15, 1999 (the "Warrant").

     WHEREAS, the parties desire to amend certain sections of the Warrant;

     NOW, THEREFORE, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Section 1(a) of the Warrant is hereby amended to read as follows:

           THIS CERTIFIES that, for value received, AMERICA ONLINE, INC. ("AOL") or its assigns, is entitled to subscribe for and purchase from NET2PHONE, INC., a Delaware corporation (the "Corporation"), at any time or from time to time during the period (the "Exercise Period") commencing with the date hereof and ending on November 19, 2004, on the terms and subject to the provisions hereinafter set forth, up to a maximum of that number of shares (subject to adjustment as provided herein) (the "Warrant Shares") of fully paid and non-assessable shares of Common Stock, $.01 par value, of the Corporation (the "Common Stock") as shall be determined in accordance with the provisions of Section 1(b) and Section 1(c) hereof and Exhibit A
                                                                  ---------
           hereto that shall constitute three and one half percent (3.5%) of the number of shares of voting capital stock of the Corporation outstanding on the date of exercise or exchange of this Warrant after giving effect to the exercise, exchange or conversion of all outstanding securities, rights, options, warrants (including this Warrant), calls, commitments or agreements of any nature or character (whether debt or equity) that are, directly or indirectly, exercisable or exchangeable for, or convertible into or otherwise represent the right to purchase or otherwise receive, directly or indirectly, any such capital stock or other arrangement to acquire at any time or under any circumstance, voting capital stock of the Corporation or any such other securities and assuming that all stock options and/or shares of capital stock reserved for grant or issuance to officers, directors, employees and consultants under all agreements, plans or arrangements theretofore approved by the Board of Directors of the Corporation have been so granted or issued (as the case may be) (collectively, the "Fully-Diluted Shares"). The price per share (the "Warrant Price") for the Warrant Shares shall be
           (i) with respect to the Warrant Shares described on Exhibit A in
                                                               ---------
           provisions (A), (B) and (C), a price per share determined on the Designated Date (as hereinafter defined) (subject to adjustment as set forth in Section 4 hereof) of the lesser of (A)
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          $12 per share or (B) $450,000,000 divided by the number of Fully
          Diluted Shares on the Designated Date, and (ii) with respect to the Warrant Shares described on Exhibit A in provision (D), 95.5% of the
                                      ---------
          closing price per share of the Corporation's common stock on The Nasdaq National Market (as reported in the Wall Street Journal)
                                                     -------------------
          on November 19, 1999 (subject to adjustment as set forth in Section 4 hereof). As used herein, the term "Designated Date" shall mean the date on which the holder of this Warrant shall first deliver notice of its intention to exercise or exchange this Warrant, in whole or in part, pursuant to the terms hereof (including Exhibit A). Upon receipt
                                                        ---------
          of any notice of exercise the Corporation shall certify to the holder of this Warrant in writing (i) the number of Warrant Shares being issued to the holder of this Warrant pursuant to its exercise thereof,
          (ii) the Warrant Price and (iii) the basis for such calculations; provided, that the failure of the Corporation to deliver such
          --------
          certification shall not effect the validity or terms of this Warrant or derogate from the rights of the holder hereunder. This Warrant is being issued pursuant to an IP Telephony Services Distribution and Interactive Marketing Agreement dated as of July 15, 1999 (the "ICQ Agreement"), between the Corporation and ICQ, Inc., a Delaware corporation, and an IP Telephony Services Distribution and Interactive Marketing Agreement dated as of November 19, 1999 (the "AIM Agreement," and collectively, the "Agreements"), between the Corporation and AOL. All terms used but not defined herein shall have the meanings set forth in the Agreements.

     2. Section 1(b) of the Warrant is hereby amended to read as follows:

          This Warrant shall become exercisable as to that number of Warrant Shares, and at such times, as are determined in accordance with Exhibit A attached hereto; provided, however, that this Warrant shall
          ---------                  --------  -------
          become exercisable as to all of the Warrant Shares immediately upon the occurrence of a Stipulated Event. As used herein, the term "Stipulated Event" shall mean (a) a Corporate Transaction (as hereinafter defined) or (b) a termination of either of the Agreements that results from a material breach by the Corporation of such Agreement (except for a termination pursuant to Section 16.6(i)(c) or Section 16.6(i)(d) of such Agreement). "Corporate Transaction" means
          (A) any consolidation or merger of the Corporation with or into any other corporation or other entity, other than any merger or consolidation resulting in the holders of the capital stock of the Corporation entitled to vote for the election of directors holding a majority of the capital stock of the surviving or resulting corporation or other entity entitled to vote for the election of directors, (B) subject to subsection (b)(D) below, any person or entity (including any affiliates thereof) becoming the holder of a majority of the capital stock of the Corporation entitled to vote for the election of directors, (C) any sale or other disposition by the Corporation of all or substantially all of its assets or capital stock or (D) IDT Corporation becoming the beneficial owner of

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          greater than seventy-five percent (75.0%) of the outstanding capital stock of the Corporation.

     3. The first paragraph of Section 4(a) of the Warrant is hereby amended to read as follows:

          The Warrant Price with respect to the Warrant Shares for which this Warrant may be exercised shall be subject to adjustment as described below (i) at any time after the Designated Date with respect to the Warrant Shares described on Exhibit A in provisions (A), (B) and (C), and (ii) at any time with respect to the Warrant Shares described on Exhibit A in provision (D):

     4. Section 9 of the Warrant is hereby amended to read as follows:

          Transfer of Warrant; Amendment.  Subject to the restriction set forth
          ------------------------------
          in Section 7, this Warrant and all rights hereunder are transferable, in whole, or in part, at the agency or office of the Corporation referred to in Section 2, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed; provided that, the transferor and transferee shall promptly notify the Corporation of a transfer of the warrant. Notwithstanding the foregoing, this Warrant may not be transferred to any N2P Competitor or IDT Competitor, as those terms are defined in the Agreements. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed the holder hereof may be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation, any notice to the contrary notwithstanding; but until each transfer on such books, the Corporation may treat the registered holder hereof as the owner hereof for all purposes.

     5. Section 13 of the Warrant is hereby amended to read as follows:

          Notices.  All notices, advices and communications to be given or
          -------
          otherwise made to any party to this Warrant shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopier or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, or by electronic mail, with a copy thereof to be sent by mail (as aforesaid) within 24 hours of such electronic mail, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addresser listing all parties:

          If to the Corporation, to:

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            Net2Phone, Inc.
            Address: 171 Main Street, Hackensack, NJ 07601
            Attention: Clifford Sobel and Howard Balter
            Telecopier: (201) 907-5351
            e-mail address: cliff@net2phone.com; hbalter@net2phone.com with a copy to:

            Allen L. Weingarten, Esq.
            Morrison & Foerster
            1290 Avenue of the Americas
            New York, New York 10104
            Telecopier: (212) 468-7900
            e-mail address: aweingarten@mofo.com

       and

          If to AOL as follows:

            America Online, Inc.
            22000 AOL Way
            Dulles, Virginia 20166
            Attention: General Counsel and Senior Vice President, Business
            Affairs
            Telecopier: (703) 265-2208 and (703) 265-1202
            e-mail address: PTCapp@aol.com, DKRJJ@aol.com

          Or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. As used in this
          Section 14, "business day" shall mean any day other than a day on which banking institutions in the Commonwealth of Virginia are legally closed for business.

     6. The first sentence of Exhibit A to the Warrant is hereby amended to read as follows:

          The Warrant Shares shall vest, during the period commencing on July 15, 1999 and ending on November 19, 2003, as follows:

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     7. The chart in Exhibit A to the Warrant is hereby amended with the addition of the following:

--------------------------------------------------------------------------------
(D)  0.5% of Fully Diluted Shares       Once aggregate Transaction Revenues, Net
                                        Advertising Revenue and N2P's share of
                                        Net Button Advertising Revenue exceed
                                        One Hundred Million Dollars
                                        (US$100,000,000)
--------------------------------------------------------------------------------

          The terms Transaction Revenues, Net Advertising Revenue and N2P's share of Net Button Advertising Revenue in this Exhibit A shall include revenues derived from both of the Agreements and shall be aggregated for the purposes of determining whether each of the revenue thresholds have be met.

     8. Section 2(e) of Exhibit B to the Warrant is hereby amended to read as follows:

          The obligations of the Corporation under this Section 2 shall not apply to (i) a public offering of Equity Securities of the Corporation registered pursuant to the Securities Act (an "IPO"), (ii) a Corporate Transaction (as defined in the Warrant), (iii) issuances of capital stock pursuant to Section 5 of the Series A Subscription Agreement, dated as of May 13, 1999, among the Corporation, AOL and certain other investors in the Corporation, or (iv) up to 11,040,000 shares of Common Stock issued pursuant to the Corporation's 1999 Stock Option and Incentive Plan. The obligations of the Corporation under this
          Section 2 shall expire upon the consummation of an underwritten public offering of Common Stock of the Corporation registered pursuant to the Securities Act of 1933, as amended, resulting in aggregate cash proceeds (prior to underwriters' commissions and expenses) of more than $15,000,000.

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     IN WITNESS WHEREOF, the undersigned have caused this Amendment to the Stock
Subscription Warrant to be executed by their duly authorized officers on the date first above written.

                              NET2PHONE, INC.



                              By: ______________________________
                                  Name:
                                  Title:

ATTEST: ___________________________
       Secretary


                              AMERICA ONLINE, INC.



                              By: ______________________________
                                  Name:
                                  Title:

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